Exhibit 99.1

Diamond Foods Reports Third Quarter Fiscal 2014 Financial Results

SAN FRANCISCO, June 5, 2014 (GLOBE NEWSWIRE) – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today reported financial results for its fiscal 2014 third quarter and nine months ended April 30, 2014.

Third Quarter Fiscal 2014 Highlights

•	Net sales were $190.9 million, up 3.2% year-over-year

•	Snacks segment sales increased 9.6% to $114.3 million and Nuts segment sales decreased 5.0% to $76.6 million

•	Gross margin was 23.6% compared to 23.4%

•	GAAP loss per share was $3.63 primarily attributable to the extinguishment of the Oaktree debt; non-GAAP earnings per share (EPS) was $0.11

•	Adjusted EBITDA increased 1.5% to $23.5 million

Year-to-Date Fiscal 2014 Highlights

•	Net sales decreased 2.7% to $646.1 million

•	Snacks segment sales increased 7.1% to $343.6 million and Nuts segment sales decreased 11.9% to $302.5 million

•	Gross margin was 24.6% compared to 23.0%

•	GAAP loss per share was $6.69; non-GAAP EPS was $0.44

•	Adjusted EBITDA increased 5.3% to $81.2 million

(All comparisons above are to the third quarter and first nine months of fiscal year 2013. Non-GAAP financial measures are reconciled in the tables below.)

“We are very pleased with the overall performance of our Snacks segment in the third quarter, as we continued to deliver solid year-over-year sales growth and gross margin expansion,” said Brian J. Driscoll, President and CEO. “While these results reflect strong progress against our overall turnaround plan, in the Nuts segment a walnut cost increase this quarter impacted our results by $2.2 million.”

Third Quarter Fiscal 2014

Consolidated net sales during the quarter increased 3.2%, to $190.9 million, compared to the same quarter of the prior year. Gross profit was $45.1 million, or 23.6% of net sales, for the third quarter of fiscal 2014, compared to $43.4 million, or 23.4% of net sales, for the same quarter in the prior year.

GAAP net loss was $105.6 million and GAAP diluted loss per share (“EPS”) was ($3.63) in the third quarter of fiscal 2014. On February 19, 2014, the Company re-financed its outstanding debt, including the Oaktree notes, and Oaktree exercised their warrant of 4.4 million shares. A charge of $83.0 million relating to the refinancing transactions was expensed in the quarter including: $41.6 million representing the difference between the reacquisition price and the carrying value of the Oaktree debt, $28.7 million of Oaktree debt call premium, and $12.7 million of refinancing transaction costs. In addition, we incurred a $15.0 million Oaktree warrant exercise inducement fee and $2.0 million for the change in the fair value of the Oaktree warrant liability. Excluding these items and other adjustments, non-GAAP net income for the third quarter of fiscal 2014 was $3.5 million and non-GAAP diluted EPS was $0.11. Adjusted EBITDA was $23.5 million in the third quarter of fiscal 2014, compared to $23.2 million in the prior year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.

Year-to-Date Fiscal 2014

Net sales for the first nine months of fiscal 2014 decreased 2.7% to $646.1 million compared to $664.2 million during the first nine months of last year, and gross profit as a percent of net sales was 24.6% compared to 23.0% last year.

Net loss was $162.8 million, or a loss of $6.69 per share on a fully diluted basis. Excluding certain charges, non-GAAP net income for the first nine months of fiscal 2014 was $13.3 million and non-GAAP fully diluted earnings per share was $0.44. Adjusted EBITDA was $81.2 million, compared to $77.2 million last year. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the tables in this press release for a reconciliation of all non-GAAP financial measures.

As of April 30, 2014, net debt outstanding was $635.4 million and the $125 million ABL Revolver was undrawn.

Segment Review

The Company has two reportable segments: Snacks and Nuts. The Snacks segment includes products sold under the Kettle U.S., Kettle U.K. and Pop Secret brands. The Nuts segment includes products sold under the Diamond of California and Emerald brands.

Snacks Segment: Net sales during the third quarter increased 9.6%, to $114.3 million compared to the prior year period. Gross profit was $41.7 million, or 36.5% of net sales, for the third quarter of fiscal 2014, compared to $36.7 million, or 35.2% of net sales, for the same quarter in the prior year.

Net sales during the first nine months of fiscal 2014 were $343.6 million, a 7.1% increase compared to the first nine months of last year. Gross profit during the first nine months of fiscal 2014 was $123.7 million, 36.0% of net sales, compared to $109.8 million, 34.2% of net sales, in the prior year period.

Nuts Segment: Net sales during the third quarter decreased 5.0% to $76.6 million compared to the prior year period. Gross profit was $3.4 million, or 4.4% of net sales, in the third quarter of fiscal 2014, compared to $6.7 million, or 8.3% of net sales, for the same quarter in the prior year.

Net sales during the first nine months of fiscal 2014 were $302.5 million, an 11.9% decrease compared to the first nine months of last year. Gross profit during the first nine months of fiscal 2014 was $35.3 million, 11.7% of net sales, compared to $42.7 million, 12.4% of net sales, in the prior year period.

Outlook

Despite headwinds associated with tree nut commodity costs in fiscal 2014 that adversely impacted the Nuts segment; the Company expects to realize an increase in Adjusted EBITDA year-over-year.

Conference Call

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin today at 4:30 p.m. ET. To participate on the live call, listeners in North America may dial (888) 791-4324 and international listeners may dial (913) 312-0375.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://www.diamondfoods.com and will be archived online through June 19, 2014. A telephonic playback will be available from 7:30 p.m. ET, June 5, 2014, through June 19, 2014. North America listeners may dial (877) 870-5176 and international listeners may dial (858) 384-5517; the passcode is 5998359.

About Diamond Foods

Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company’s corporate web site: http://www.diamondfoods.com.

Note Regarding Forward Looking Statements

This press release includes forward-looking statements, including statements about commodity headwinds, Adjusted EBITDA projections, and progress against the Company’s turnaround plan. These forward-looking statements are based on our assumptions, expectations and projections about future events only as of the date of this press release. Many of our forward-looking statements include discussions of trends and anticipated developments under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the periodic reports that we file with the SEC. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “may” and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other “forward-looking” information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Actual results may differ materially from what we currently expect because of many risks and uncertainties, such as: unexpected delays or increased costs in implementing our business strategies; changes in consumer preferences for snack and nut products; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; the dilutive impact of equity issuances; risks relating to litigation and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions.

Financial Summary

Summarized Statement of Operations:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Net sales	$190,892	$184,905	$646,137	$664,211
Cost of sales	145,796	141,555	487,180	511,746

Gross profit	45,096	43,350	158,957	152,465
Operating expenses:
Selling, general and administrative	30,735	35,334	121,113	105,781
Advertising	8,590	8,023	32,377	29,362
(Gain) loss on warrant liability	1,995	1,873	25,933	(9,236)
Warrant exercise fee	15,000	—	15,000	—

Total operating expenses	56,320	45,230	194,423	125,907

Income (loss) from operations	(11,224)	(1,880)	(35,466)	26,558
Loss on debt extinguishment	83,004	—	83,004	—
Interest expense, net	10,582	14,542	41,534	42,685

Loss before income taxes	(104,810)	(16,422)	(160,004)	(16,127)
Income taxes (benefit)	823	(840)	2,842	43

Net Loss	$(105,633)	$(15,582)	$(162,846)	$(16,170)

Loss per share:
Basic	$(3.63)	$(0.71)	$(6.69)	$(0.74)
Diluted	$(3.63)	$(0.71)	$(6.69)	$(1.08)
Shares used to compute loss per share:
Basic	29,119	21,819	24,338	21,774
Diluted	29,119	21,819	24,338	23,514

Segment Information:

	Three Months Ended		% Change	Nine Months Ended		% Change
	April 30,		from	April 30,		from
	2014	2013	2013 to 2014	2014	2013	2013 to 2014
Net sales
Snacks	$114,255	$104,201	9.6%	$343,601	$320,865	7.1%
Nuts	76,637	80,704	-5.0%	302,536	343,346	-11.9%

Total	$190,892	$184,905	3.2%	$646,137	$664,211	-2.7%

Gross profit
Snacks	$41,699	$36,684	13.7%	$123,660	$109,812	12.6%
Nuts	3,397	6,666	-49.0%	35,297	42,653	-17.2%

Total	$45,096	$43,350	4.0%	$158,957	$152,465	4.3%

Summarized Balance Sheet Data:

	April 30,
	2014	2013
ASSETS
Total current assets	$268,118	$251,269
Property, plant and equipment, net	131,033	138,420
Goodwill	410,261	401,906
Other intangible assets, net	393,828	428,419
Other long-term assets	20,045	20,886

Total assets	$1,223,285	$1,240,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$171,515	$200,008
Long-term obligations	638,351	579,202
Deferred income taxes	108,457	127,604
Other liabilities	20,927	24,825
Total stockholders’ equity	284,035	309,261

Total liabilities and stockholders’ equity	$1,223,285	$1,240,900

Non-GAAP Financial Information

Reconciliation of Income (Loss) Before Income Taxes to Non-GAAP EPS:

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
GAAP income (loss) before income taxes	$(104,810)	$(16,422)	$(160,004)	$(16,127)
(Gain) Loss on warrant liability	1,995	1,873	25,933	(9,236)
Warrant exercise fee	15,000	—	15,000	—
Loss on debt extinguishment	83,004	—	83,004	—
Reduction of liability due to lease assignment	—	—	—	(1,319)
(Gain) Loss on Securities settlement liability	5,963	—	38,136	—
SEC settlement	—	—	5,000	—
Amortization of deferred financing costs and discounts	1,440	1,354 (1)	4,993	3,655 (1)
Shareholder derivative suit gain	—	—	(1,600)	—
Legal Expenses	1,939	(10)	4,266	2,964
Adjustments to SG&A	20	12,878 (2)	330	28,698 (2)

Non-GAAP income before income taxes	4,551	(327)	15,058	8,635

GAAP income taxes (benefit)	823	(840)	2,842	43
Tax effect of Non-GAAP adjustments	252	(1,448)	(1,083)	(1,147)

Non-GAAP income taxes (benefit)	1,075	(2,288)	1,759	(1,104)

Non-GAAP net income (loss)	$3,476	$1,961	$13,299	$9,739

Non-GAAP EPS-diluted

EPS-diluted	$0.11	$0.08	$0.44	$0.42

Shares used in computing Non-GAAP	31,592	23,500	30,059	23,464

(1)	These expenses represent amortization of deferred and capitalized debt issuance costs and the amortization of original issue discounts on debt that are included within the interest expense, net line item on the summarized statement of operations. The exclusion of this item to calculate non-gaap income before income taxes was first established for the three months ended April 30, 2014 and therefore the Company adjusted all historical periods to exclude this item for comparative purposes.
(2)	Related primarily to audit committee investigation, restatement- related expenses, consulting fees, retention, and severance.

Reconciliation of Income (Loss) Before Income Taxes to Non-GAAP EPS FY 14 Update:

As a result of the Company’s decision to exclude the amortization of deferred and capitalized debt issuance costs and the amortization of original issue discounts on debt on a go-forward basis the Company has updated the previously reported non-GAAP EPS for fiscal 2014. Please refer to the table below for the updated previously reported fiscal 2014 non-GAAP calculation:

	Three Months Ended October 31, 2013	Three Months Ended January 31, 2014	Six Months Ended January 31, 2014
As previously presented
Non-GAAP income before income taxes	$4,453	$2,502	$6,955

GAAP income taxes (benefit)	1,048	971	2,019
Tax effect of Non-GAAP adjustments	(1,634)	(1,056)	(2,690)

Non-GAAP income taxes (benefit)	(586)	(85)	(671)

Non-GAAP inet income (loss)	$5,039	$2,587	$7,626

Non-GAAP EPS-diluted
Shares used in computing Non-GAAP EPS-diluted	28,460	29,922	29,209
EPS-diluted	$0.18	$0.09	$0.26

	Three Months Ended October 31, 2013	Three Months Ended January 31, 2014	Six Months Ended January 31, 2014	Nine Months Ended April 30,
	Revised	Revised	Revised	2014
As revised reflecting amortization of deferred financing costs and discounts
Non-GAAP income before income taxes	$4,453	$2,502	$6,955	$10,065
Amortization of deferred financing costs and discounts	1,724	1,829	3,553	4,993

Revised Non-GAAP income before income taxes	6,177	4,331	10,508	15,058

GAAP income taxes (benefit)	1,048	971	2,019	2,842
Tax effect of Non-GAAP adjustments	(971)	(364)	(1,335)	(1,083)

Non-GAAP income taxes (benefit)	77	607	684	1,759

Non-GAAP inet income (loss)	$6,100	$3,724	$9,824	$13,299

Non-GAAP EPS-diluted
Shares used in computing Non-GAAP EPS-diluted	28,460	29,922	29,209	30,059
EPS-diluted	$0.21	$0.12	$0.34	$0.44

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
Net income (loss)	$(105,633)	$(15,582)	$(162,846)	$(16,170)
Income taxes (benefit)	823	(840)	2,842	43

Income (loss) before income taxes	(104,810)	(16,422)	(160,004)	(16,127)
Interest expense, net	10,582	14,542	41,534	42,685
Loss on debt extinguishment	83,004	—	83,004	—

Income (loss) from operations	(11,224)	(1,880)	(35,466)	26,558

Reduction of liability due to lease assignment	—	—	—	(1,319)
(Gain) Loss on warrant liability	1,995	1,873	25,933	(9,236)
Warrant exercise fee	15,000	—	15,000	—
(Gain) Loss on Securities settlement liability	5,963	.	38,136	—
SEC settlement	—	—	5,000	—
Shareholder derivative suit gain	—	—	(1,600)	—
Legal Expenses	1,939	(10)	4,266	2,964
Adjustments to SG&A expenses	20	12,787 (1)	330	30,493 (1)
Stock-based compensation expense	1,994	1,365	5,458	2,487
Depreciation and amortization	7,859	9,072	24,152	25,210

Adjusted EBITDA	$23,546	$23,207	$81,209	$77,157

(1)	Related primarily to audit committee investigation, restatement-related expenses, consulting fees, retention, and severance.

About Diamond’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures of Diamond’s performance (“non-GAAP measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods.

Adjusted EBITDA is used by management as a measure of operating performance. Adjusted EBITDA is defined as net income before interest expense, income taxes, stock-based compensation, depreciation, amortization, and other non-operating expenses, including the aforementioned expenses related to the proposed settlement of the private securities class action case, Oaktree warrant liability gains/losses, SG&A expenses primarily related to audit committee investigation, and restatement and related expenses. We believe that Adjusted EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature Adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond’s management uses non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the non-GAAP measures is that they exclude significant expenses and other amounts required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, Diamond presents the non-GAAP measures in connection with GAAP results, and recommends that investors do not give undue weight to them. Diamond believes that non-GAAP measures provide useful information to investors by allowing them to view Diamond’s business through the eyes of management, facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431